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                                                                    EXHIBIT 99.2


                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                  ROME DIVISION


UNITED STATES OF AMERICA,           )
                                    )
          Plaintiff,                )
                                    )
             v.                     )        CIV. NO.
                                    )
CRACKER BARREL OLD COUNTRY          )
        STORE, INC.,                )
                                    )
         Defendant.                 )
------------------------------------)

                                  CONSENT ORDER

INTRODUCTION

1. This Consent Order ("Order") resolves the Complaint filed by Plaintiff United States against Defendant Cracker Barrel Old Country Store, Inc. ("Cracker Barrel" or "Defendant"), which alleges that Cracker Barrel has violated Title II of the Civil Rights Act of 1964, 42 U.S.C. ss.ss. 2000a et seq.

2. Defendant Cracker Barrel, a Tennessee corporation with its principal place of business in Lebanon, Tennessee, conducts business in over 40 states, including the state of Georgia. Cracker Barrel operates over 480 locations throughout the United States, each consisting of a "country style" restaurant with an attached retail store.

3. The United States' Complaint alleges that Cracker Barrel has engaged in a pattern or practice of denying to African-American customers and potential customers, on the basis of their race or color, the use and enjoyment of the facilities, services, and accommodations of Cracker Barrel restaurants on the same basis as they make such



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         available to non-African-American persons. More specifically, the
         United States alleges that, on account of race or color, Cracker Barrel has segregated customers by race; allowed white servers employed by Cracker Barrel to refuse to wait on African-American customers; seated or served white customers before seating or serving similarly situated African-American customers; and treated African Americans who complained about the quality of Cracker Barrel's food or service less favorably than white customers with similar complaints. The United States further alleges that in many cases, Cracker Barrel managers directed, participated in, or condoned the discriminatory conduct described above.

4. Defendant Cracker Barrel denies every allegation in the United States' Complaint. Further, Cracker Barrel contends that it has, for a number of years, had policies and procedures in place prohibiting discrimination against its customers. Cracker Barrel asserts that, in the event any employee engaged in discriminatory conduct toward a customer, such conduct is and has always been a violation of Cracker Barrel policies and procedures, and was neither condoned nor tolerated by the Company.

5. The parties have agreed that, in order to avoid protracted and costly litigation, this controversy should be resolved voluntarily. Accordingly, the parties have consented to the entry of this Consent Order by the Court. Entry of this Order does not constitute an admission of wrongdoing by Cracker Barrel, nor do the parties intend for it to be interpreted as such.



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DEFINITIONS


6. "Complaint" includes any written or oral, formal or informal complaint, to any judicial, administrative or official body or to any officer, employee or agent of Cracker Barrel or to the Auditor.

7.       "Auditor" refers to the person or entity described in paragraphs 62 -
         72.

8. "Customer discrimination" refers to treatment of customers or potential customers that violates Title II, including but not limited to the proscriptions of this Order.

9. "Dispute Resolution Process" refers to the process described in paragraphs 101 - 104.

10. "Effective date of this Order" refers to the date on which this Order is entered, after being signed by the District Judge. (Also referred to as "entry of this Order").

11.      "Employees" refers to all Cracker Barrel employees.

12. "Managers" includes all Associate Managers, Senior Associate Managers, Retail Managers, General Managers, District Managers, Regional Vice Presidents, Directors, Managers in the Human Resources Department, Divisional Vice Presidents, Senior Vice Presidents, the General Counsel, Presidents, and Chief Operating Officers, as well as any other person having managerial or supervisory responsibility for Cracker Barrel stores, for training, for complaint handling and/or investigation, and/or for customer service.

13. "Operations employees" refers to all Cracker Barrel employees and/or agents, including both managers and non-managers, who work in Cracker Barrel restaurants and/or stores. It also includes the following employees in the corporate home office: 1) all those who have direct dealings with customers, including but not limited to all Guest Relations





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         employees, and 2) all those who have responsibility for investigating complaints of customer discrimination, including but not limited to all Employee Relations and Investigation Department employees and all employees in the General Counsel's office who have duties related to this Order.

14. "PAR Materials" refers to the written study aids Cracker Barrel provides to its operations employees who have direct dealings with customers, in order to assist them in attaining promotional advancement.

15. "Store" refers to a single Cracker Barrel location, which includes a restaurant.

16. "Testing" refers to a controlled process used to identify any differences on the basis of race or color in the treatment or service provided to customers of Cracker Barrel. For purposes of this Order, a single "test" is defined as two test teams, with each team consisting of an equal number of persons who are matched similarly on personal characteristics except for race or color and are assigned to visit the same restaurant location within a relatively short period of time and make similar requests for goods and/or services.

17. "Title II" refers to Title II of the Civil Rights Act of 1964, 42 U.S.C.ss.ss.2000a, et seq.

JURISDICTION AND SCOPE OF ORDER

18. The parties have consented to the entry of this Order. To this end, the parties stipulate, and the Court finds, that:

         1. Cracker Barrel Old Country Store stores are places of public accommodation within the meaning of 42 U.S.C.
                  ss.ss. 2000a(b)(2),(b)(4);


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         2.       Cracker Barrel's operations affect interstate commerce within the meaning of 42 U.S.C. ss.ss. 2000a(c)(1), (c)(2), (c)(4);
                  and

         3. This Court has personal jurisdiction over Defendant and jurisdiction over this action pursuant to 42 U.S.C. ss. 2000a-6 and 28 U.S.C. ss. 1345.

19. All provisions of this Order shall apply to Defendant, its officers, employees, agents, assigns, successors in interest in the ownership and/or operation of Cracker Barrel Old Country Store stores, and anyone acting in whole or in part under the direction of any of them.

GENERAL INJUNCTION

20. Cracker Barrel is hereby enjoined from violating Title II of the Civil Rights Act of 1964, 42 U.S.C. ss.ss. 2000a, et seq., in any manner, including, but not limited to: denying or providing inferior service or food to any person because of race or color; engaging in or allowing seating or service assignments on the basis of race or color; discouraging, or allowing any employee to discourage, any person from enjoying food or service because of race or color; treating customer complaints differently on the basis of race or color; or retaliating against any officer, employee or agent for opposing or reporting alleged violations of Title II or this Order.

COMPLIANCE PROVISIONS

GENERAL COMPLIANCE - SUMMARY OF PROVISIONS

21. Cracker Barrel will implement the plan described below to ensure its compliance with Title II. The plan detailed below includes:



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         1.       adoption, implementation, and publication of revised
                  nondiscriminatory policies and procedures;

         2. enhanced and expanded training for Cracker Barrel managers and operations employees concerning their obligations under Title II and this Order;

         3. development and implementation of an improved system for investigating, responding to, and tracking complaints of alleged customer discrimination based on race or color;

         4. testing of Cracker Barrel locations to ensure compliance with Title II; and

         5.       hiring of an Auditor.

NONDISCRIMINATORY POLICIES AND PROCEDURES

         REVISION OF CUSTOMER SERVICE PROCEDURES

22. Within thirty (30) days of the effective date of this Order, Cracker Barrel will adopt the nondiscrimination policy statement attached hereto as Appendix A.

23. Cracker Barrel, in consultation with the Auditor, may revise or modify its customer nondiscrimination policy statements (or summaries, explanations or managerial guidance regarding those policy statements) during the term of this Order provided these revisions or modifications are consistent with the nondiscrimination provisions of this Order. Cracker Barrel shall submit to the United States all proposed revisions or modifications before implementation. If the United States does not object within twenty (20) days of receipt of the proposed written policies, Cracker Barrel may implement those policies. If the United States does object, the parties shall use the Dispute Resolution Procedure.


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24.      Within 30 days of the effective date of this Order, Cracker Barrel will communicate the nondiscrimination policy adopted pursuant to paragraph 22 to its operations employees:

         1. by posting the nondiscrimination policy statement in the employee break rooms of its restaurants, along with a telephone number that can be used to report possible incidents of customer discrimination;

         2. by including the full nondiscrimination policy statement in the Employee Handbook and any updates thereto provided, or made available, to employees after that date; and

         3. by including the full nondiscrimination policy statement in all PAR Materials provided, or made available, to operations employees after that date.

         NOTICE TO THE PUBLIC

25. Within thirty (30) days of the effective date of this Order, Cracker Barrel will post one sign in the vestibule (the entryway between the outer and inner doors) of each restaurant and/or store that is clearly visible to all customers entering and leaving, indicating that all customers are welcome, without regard to race or color, to enjoy Cracker Barrel food and service in each of its restaurants and/or stores. Such sign shall include a statement that any person who believes that Cracker Barrel has not lived up to that promise may call the company's toll-free number, 1-800-333-9566, or e-mail Cracker Barrel at www.crackerbarrel.com, the "Drop Us A Line" page. (The full text of this sign is hereinafter referred to as "the nondiscrimination statement.") This sign and its placement shall be approved by the United States prior to its posting. Cracker Barrel




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         shall maintain each sign at all times during the period in which this
         Order is in effect. Additionally, Cracker Barrel will post its toll-free 1-800 number and website on table tents on every table in the dining rooms of its restaurants and invite customers with comments or concerns to contact it. Cracker Barrel will also post its toll-free 1-800 number and/or website on the bottom of each customer receipt.

26. Cracker Barrel will post its nondiscrimination policy statement on its website and will include a link to it from the home page of its website and from the home page of its parent company CBRL Group, Inc.'s website.

27. Cracker Barrel shall ensure that its advertising and promotional materials, policies and practices are consistent with the nondiscrimination provisions of this Decree, and convey these materials in a manner demonstrating that everyone is invited to Cracker Barrel stores and restaurants regardless of his or her race or color. Cracker Barrel shall review its menus, promotional maps made available to the public free of charge, and nonemployment-related print advertisements to ensure that each contains the following language: "We promise to provide quality service to everyone on an equal basis." Such language shall be accompanied by Cracker Barrel's telephone and website contact information. However, Cracker Barrel's highway billboards need not include this language, telephone or website contact information.

28. Cracker Barrel will further diversify its Country Gentlemen & Ladies program to the extent the program continues.





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COMPLAINT AND INVESTIGATION PROCESS

29. On or before August 1, 2004, Cracker Barrel will create a new department (the "Investigation Department") that shall: (1) investigate allegations of, or allegations that suggest discrimination on the basis of race or color against customers (whether such allegations were reported by customers or by Cracker Barrel employees); (2) regularly review the Guest Relations database and other relevant company data, including but not limited to complaint data, for trends that could be indicative of customer discrimination based on race or color; and (3) develop appropriate written policies and procedures ("investigation manual") for the investigation of complaints potentially alleging customer discrimination based on race or color, including written procedures applicable to managers, who may be required to take written statements concerning an allegation of customer discrimination prior to the Investigation Department's involvement.

30. Interim Provision for the Investigation of Customer Discrimination Complaints Pending Establishment of the Investigation Department: within 15 days of the effective date of this Order, Cracker Barrel shall begin the process of developing written policies and procedures for the investigation of allegations of customer discrimination based on race or color. Such procedures shall be drafted in consultation with the Auditor (if an Auditor has been selected by that time) and shall be consistent with paragraphs 29 - 61 of this Order. Prior to August 1, 2004, Cracker Barrel's Employee Relations Department will investigate complaints involving or suspected to involve alleged customer discrimination based on race or color. During this interim period, Cracker Barrel will ensure that such




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         Employee Relations staff shall: (1) receive the training required by paragraph 60, and (2) have the ability to contact, via telephone or e-mail, a third-party trainer to ask questions about investigating allegations of discrimination.

31.      Cracker Barrel will fund the Investigation Department through a line item in its budget in a manner that will provide sufficient staff, funds, and resources to perform the functions required by this Order.

32. The head of the Investigation Department shall: (1) report directly to Cracker Barrel's President and other senior management as appropriate;
         (2) review and provide input into all customer nondiscrimination policies and procedures and changes thereto; (3) review and provide input into all customer nondiscrimination training and changes thereto;
         (4) develop, in consultation with the Auditor, a policies and procedures manual for investigations of complaints potentially alleging customer discrimination based on race or color. Cracker Barrel and the Auditor shall keep the United States apprised of all stages in the development of this policies and procedures manual, and, if requested by the United States, shall provide copies of drafts of the proposed manual. In addition, Cracker Barrel shall provide a copy of the final version of this policies and procedures manual to the United States immediately after its completion. Other staff shall include dedicated investigators charged with investigating allegations of, or allegations that suggest, customer discrimination based on race or color. Investigation Department staff shall be evaluated based on their competency in following the policies and procedures for investigations.



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         FILING A COMPLAINT

33. Cracker Barrel shall accept complaints potentially relating to alleged customer discrimination in person or by telephone, mail, e-mail, or facsimile transmission. Anonymous complaints will be accepted.

34. Cracker Barrel will make the investigation manual available for inspection by employees both at its headquarters and at each Cracker Barrel location.

35. Beginning fifteen (15) days after the effective date of this Order, whenever a complaint potentially involving customer discrimination is received in the Cracker Barrel corporate offices, Cracker Barrel will send a letter to the complainant notifying him or her that the complaint was received and providing a summary of the complaint investigation and determination process. This summary shall be reviewed and approved by the United States before it is used, and, if an Auditor has been selected by that time, the summary also shall be reviewed by the Auditor.

36. Cracker Barrel shall make available the complaint form appended as Appendix B at Cracker Barrel headquarters and at all stores. However, complainants shall not be required to file a complaint "form" to initiate an investigation. All complainants shall be requested to provide all information available to them that would assist Cracker Barrel in identifying the employee(s) involved and the incident(s) giving rise to the complaint, including the reason(s), if any, the customer suspects race or color may have motivated the incident. Cracker Barrel shall establish procedures for conducting follow-up inquiries when additional information is necessary to determine whether or not a complaint




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         potentially involves alleged customer discrimination on the basis of race or color. Also, Cracker Barrel shall modify its website by adding the word "complaint" to the line above the text box of its contact page (labeled "Drop Us a Line") that invites customers to make a request, suggestion or question.

37. All Cracker Barrel employees shall accept complaints potentially relating to alleged customer race or color discrimination from both alleged victims and individuals other than the alleged victim of misconduct (third-party complaints). Any Cracker Barrel employee receiving such a complaint shall record all available information on the complaint form and refer it to the Investigation Department within 24 hours. There shall be no discretion by any Cracker Barrel employee to not accept a complaint.

38. Cracker Barrel shall require employees to report observed or suspected customer discrimination based on race or color by employees, as well as any complaints of alleged customer discrimination based on race or color discrimination made to that employee (including complaints against that same employee). Such potential misconduct shall be reported to a Cracker Barrel manager, to Cracker Barrel's Investigation Department, or to the Auditor. Any Cracker Barrel manager receiving such a complaint shall record all available information on the complaint form and refer it to the Investigation Department within 24 hours. Cracker Barrel managers may attempt to address the concerns of customers who make complaints potentially relating to alleged discrimination based on race or color. Whether or not the manager is successful at addressing the concerns of such a customer, the manager shall obtain all relevant information relating to the alleged



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         discriminatory conduct from the customer and report such information, for each complaint he or she receives, to Cracker Barrel's Investigation Department within 24 hours. Managers' reports of such complaints shall also describe the race of each customer and witness (based either on a report from the customer and/or witness or on the manager's own determination of race) and detail all efforts to address the customers' concerns and shall document whether such efforts were successful. A manager shall be disciplined for any proven complaints of customer race or color discrimination that were not handled appropriately by that manager. However, managers shall not be disciplined for reporting complaints or suspicions of customer discrimination based on race or color to the Investigation Department and other Cracker Barrel management personnel if the manager also takes appropriate actions to address the complaints.

39. Cracker Barrel shall provide a quarterly summary of the number of complaints received at each store, the nature of the complaint (e.g., slow service, etc.), and the race of the complainant (if known) to the Investigation Department and, if requested pursuant to paragraphs 66g or 67, to the Auditor. Such information will be derived from the database maintained by Cracker Barrel's Guest Relations Department or its equivalent.

40. In order to obtain information on the race of complainants, each person who calls Cracker Barrel corporate offices to lodge a complaint shall be asked at the end of the phone call to provide demographic information, including race, on a voluntary basis, and that information shall be recorded in the Guest Relations database. Similarly, whenever Guest Relations or other Cracker Barrel employees call a person who reports a complaint to



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         Cracker Barrel corporate offices by letter or email, that person shall be asked, at the end of the phone call, to provide demographic information, including race, on a voluntary basis, and that information shall be recorded in the Guest Relations database. In both cases, the complainant shall be told that providing the information about race is voluntary, that the information will be used only to assist in compliance with federal law, and that the complaint will be fully investigated, regardless of whether or not the person provides information about race.

41. Cracker Barrel's Investigation Department shall notify the manager(s) of any employee whenever a complaint has been filed against such employee alleging customer discrimination based on race or color and shall make investigation files and records relating to a particular operations employee available to managers who are responsible for that employee's training, counseling, or discipline.

42. If a manager is allegedly involved in the discrimination, the manager's supervisor shall be notified.

         INVESTIGATING MISCONDUCT

43. Cracker Barrel's Investigation Department shall be responsible for investigating all customer complaints involving or suspected to involve alleged discrimination based on race or color and for the progress and completeness of all investigations. The Investigation Department shall fully investigate all such complaints. The Investigation Department shall ask complainants for corroborating information. Cracker Barrel's Investigation Department shall fully investigate anonymous complaints (including those





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         filed by employees or customers), complaints where the complainant is unavailable to provide additional information, and third-party complaints to determine whether the complaint is corroborated.

44. For each complaint involving or suspected to involve alleged customer discrimination based on race or color, the Investigation Department shall interview all involved employees, all employee witnesses, and all managers on duty at the time of the alleged incident, and shall attempt to interview all complainant(s), individuals in the complainant's party, and other persons identified from witness interviews. Interviews of complainants or witnesses may be conducted by telephone, and if complainants or witnesses are unavailable to be interviewed during business hours, investigators from Cracker Barrel's Investigation Department shall offer to interview them at alternate times, including during reasonable weekend or after business hours. If complainants request to be interviewed in person, investigators shall make reasonable efforts to accommodate such requests. If it is not practicable for an Investigations Department investigator to conduct an in-person interview requested by a complainant, investigators may instead direct a Cracker Barrel manager to conduct the in-person interview; in such cases, investigators shall supply the manager with a list of questions to be asked in the interview. Cracker Barrel's Investigation Department shall not close an investigation without rendering a disposition solely because the complainant is unavailable to make a statement.



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45.      Investigators from Cracker Barrel's Investigation Department shall not conduct group interviews unless a complainant or witness requests to be interviewed with someone else present. Cracker Barrel employees shall be required to give an oral or written statement to representatives of Cracker Barrel's Investigation Department, and the Investigation Department shall not accept a written statement from any employee in lieu of an interview. If an employee no longer works for Cracker Barrel, the Investigation Department will use its best efforts to locate and interview that individual.

46. Cracker Barrel's Investigation Department investigators shall have the authority to question all interviewees and to challenge their version of the facts.

47. Managers on duty at the time of incidents that result in an investigation of allegations of customer discrimination based on race or color shall be required to cooperate with investigators, to collect all relevant information and to describe in detail their handling of the situation during and after the alleged incident and their observations of the complainant and involved employees or managers. If a manager receives a complaint involving or suspected to involve alleged customer discrimination based on race or color, the manager shall preserve all records that might pertain to that complaint, including credit card, seating, staffing and ordering records, to the extent such records exist.

48. To ensure thorough interviews of employees who are the subject of complaints regarding alleged customer discrimination, Cracker Barrel's Investigation Department investigators shall obtain, at a minimum, the following information regarding the accused employee(s): prior complaints, performance evaluations, assignment history at other stores, and all




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         customer service-related training/qualification records. Cracker Barrel shall provide investigators with access to the relevant portion of the involved employee's personnel files and/or relevant computerized databases containing such information.

49. Cracker Barrel's Investigation Department shall collect all relevant records, including those provided or authorized by the customer (e.g., credit card records), in order to gather information as soon as possible after receiving a complaint of misconduct, where the information on hand is insufficient to conduct a complete investigation of the complaint. Investigators shall not require complainants or other witnesses to provide evidence that Cracker Barrel itself can obtain.

50. At the conclusion of each investigation, Cracker Barrel's Investigation Department shall issue a final report describing the alleged customer discrimination based on race or color, any other misconduct identified during the course of the investigation, a summary of all evidence gathered during the investigation (including an explanation for the absence of any evidence), the basis for all credibility determinations, its findings with respect to all potential misconduct, the involved employee's complaint history, and the analysis supporting its findings. The final report shall be made a part of the investigation file.

51. Neither Cracker Barrel nor any of its employees or agents shall retaliate against or harass any employee (including employees acting on behalf of Cracker Barrel's Investigation Department) who in good faith reports, investigates, or opposes alleged customer discrimination based on race or color. Employee complaints of retaliation or harassment for reporting, investigating, or opposing alleged customer discrimination based on race or





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         color or pressure from fellow employees or managers to engage in any form of customer discrimination based on race or color shall be handled using the same procedures described in the investigation manual and in this Order.

         DECIDING THE COMPLAINT

52. Cracker Barrel's Investigation Department shall make findings based on a "preponderance of the evidence" standard. Cracker Barrel's investigation manual shall specify the possible dispositions, which shall include a specific disposition (e.g., "not resolved") for those investigations where insufficient information is available to either substantiate or disprove the alleged customer discrimination based on race or color.

53. There shall be no automatic preference of an employee's statement over a complainant's statement or vice versa. In making credibility determinations, Cracker Barrel's Investigation Department shall consider the employee's tenure, history of complaints and disciplinary records, as well as any relevant information about the complainant.

54. Final authority and responsibility for determining the disposition of a complaint potentially involving alleged customer discrimination shall rest with Cracker Barrel's Investigation Department. The accused employee's supervisors and senior Cracker Barrel management shall not have the authority to modify or reverse any Investigation Department disposition of a complaint. For each complaint where discrimination is found, the Investigation Department shall forward the investigative file, final report, and disposition to the appropriate District Manager and Regional Vice President. The District Manager or Regional Vice President shall be responsible for taking appropriate remedial




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         action, including imposing discipline up to and including termination, and ordering remedial procedures and/or training at the affected location.

55. The Auditor shall be responsible for monitoring the Investigation Department, and ensuring that all complaints of discrimination based on race or color against customers are fully and fairly investigated and resolved. The Investigation Department shall forward the investigative file, final report, and disposition for each complaint to the Auditor at the same time it is forwarded to the appropriate Regional Vice President and District Manager. Upon request of the Auditor pursuant to paragraphs 66g or 67, the Regional Vice President shall forward to the Auditor reports detailing the remedial actions to be implemented by the Regional Vice President or District Manager within ten (10) days after they are ordered. Cracker Barrel shall re-open for further investigation all investigations the Auditor determines to be incomplete or inadequate. The Auditor shall provide written instructions for completing or correcting the investigation.

56. Nothing in this Order shall affect the right of the United States or the Auditor to investigate independently any complaint received from any source alleging unlawful customer race or color discrimination by Cracker Barrel.

         QUALITY ASSURANCE

57. Cracker Barrel's Investigation Department shall establish a computerized database ("database") and enter into that database all complaints and investigations of misconduct involving suspected customer discrimination based on race or color. The database shall capture both the available information on past complaints and investigations as well as all




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         pertinent information on all complaints and investigations occurring after the execution of this Order. This database shall include, at a minimum: (a) the number of the store involved; (b) the name, race, and/or gender of all complainants and involved employees; (c) contact information for all relevant employees and complainants; (d) a textual description of the allegations; (e) significant dates; (f) a description of the investigation made, including scanned images or summaries of the statements made by all persons interviewed; (g) any manager-initiated efforts to resolve the complaint; and (h) the disposition of the complaint.

58. Cracker Barrel's Investigation Department shall issue to the Auditor and relevant Regional Vice President quarterly statistical reports of all complaints and investigations of suspected customer discrimination based on race or color received by Cracker Barrel, broken down by region and store. Such reports shall include each investigation's significant dates, general allegations, disposition, and any resulting discipline.

59. The physical investigation files shall be maintained for at least five years from the date of the disposition of the complaint. All information in the database related to a particular Cracker Barrel employee investigated for customer race discrimination shall be maintained during that employee's employment with Cracker Barrel and for three (3) years after the employee leaves Cracker Barrel.

60. Cracker Barrel shall require appropriate investigation training for all operations employees responsible for conducting the investigations described in paragraphs 43 - 55, including Investigation Department investigators and any managers who undertake such


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         investigations, within thirty (30) days of the implementation of the
         Cracker Barrel Investigation Department. This training shall be provided by a third-party vendor selected by Cracker Barrel with the review of the Auditor and the approval of the United States, which approval shall not unreasonably be withheld. All newly-hired operations employees who may be conducting such investigations will receive similar training within 30 days of their hire date. This training shall include, but not be limited to: training on the proper investigation of complaints of customer discrimination based on race or color, including how to identify suspected discrimination based on race or color and what questions to ask of complainants, employees, and other potential witnesses; proper techniques for gathering information and questioning individuals; the investigation manual described in paragraphs 29 and 32 and each of the investigative components described in paragraphs 43 - 55; and training on record-keeping and reporting requirements.

61. Cracker Barrel will provide the Investigation Department with routine access to all copies of customer complaints logged on its Guest Relations Department computer database which are related to seating or service issues, whether or not these complaints allege customer discrimination based on race or color. The Investigation Department shall review these complaints to determine whether Cracker Barrel has appropriately categorized any complaints which potentially involve alleged customer discrimination based on race or color, conducted the appropriate follow-up inquiry to determine whether the complaints involved alleged customer discrimination based on race or color, or otherwise complied with the provisions of this Order. The Investigation Department may, in its discretion, request all documents related to a complaint, which shall be provided promptly by any and all responsible employees. The Auditor, at his or her discretion, may review the investigation of these complaints and proffer recommendations to the Investigation Department. In addition, the Auditor shall, on request, be permitted to inspect and/or receive copies of records of seating and service complaints and employee counseling reports concerning those complaints that are kept at Cracker Barrel stores.

AUDITOR

62. In order to ensure equal access to Cracker Barrel restaurants for all persons on a nondiscriminatory basis, an Auditor shall be selected within seventy-five (75) days from the effective date of the Order. The purpose of the Auditor is to ensure that this Order is implemented effectively and to audit Cracker Barrel's compliance with this Order.

         SELECTION OF THE AUDITOR

63. The Auditor shall be acceptable to both parties and shall be wholly independent of Cracker Barrel and the United States. The Auditor must have, at a minimum, the following qualifications: (a) substantial experience in the areas of civil rights enforcement or civil rights monitoring, specifically in the areas of race and ethnicity; and (b) demonstrated familiarity with management and supervisory issues in large organizations. Familiarity with civil rights testing is a highly desirable but not mandatory requirement.

64. Within fifteen (15) days after the entry of this Order, Cracker Barrel shall identify and propose an Auditor to counsel for the United States. Cracker Barrel shall provide to the United States the proposed Auditor's curriculum vitae, proof of the proposed Auditor's qualifications, billing arrangements sufficient to ensure that the Auditor will remain independent and have no disincentive to fully auditing and reviewing information related to compliance with this Order, and any other past, present or future financial arrangements between Cracker Barrel and the proposed Auditor. Within 15 days thereafter, the Civil Rights Division of the Justice Department will provide summary information concerning any and all past, present or future financial arrangements between itself and the proposed Auditor. The United States shall notify Cracker Barrel of any objections within fifteen (15) days of receipt of the name of the proposed Auditor, which objections shall not unreasonably be made. If the United States does not object within fifteen (15) days, Cracker Barrel shall enter into a contract with the Auditor that is consistent with the terms of this Order, within sixty (60) days after entry of this Order. If the United States does object, the parties shall confer and endeavor to resolve those objections or find an alternative candidate acceptable to both parties. If the parties are unable to reach agreement on an Auditor within sixty (60) days of the entry of this Order, each party shall submit the names of two persons meeting the criteria described above, along with resumes or curricula vitae and cost proposals, to the Court and the Court shall appoint the Auditor from among the names submitted.

65. Cracker Barrel shall pay all reasonable costs and expenses associated with the Auditor's position and his or her duties, including the cost of any staff required by the Auditor to complete the tasks contemplated by this Order. The Auditor shall not be retained by Cracker Barrel, its officers, employees, agents, successors, and assigns, and all other persons in active concert or participation with them for any other purpose during the term of this Order or for three years thereafter. The Auditor shall not be retained directly by the Civil Rights Division of the Justice Department as an expert, consultant or mediator (other than a court-appointed mediator) during the term of this Order or for three years thereafter. The Auditor also shall not be retained by any current or future litigant or claimant in a claim or suit against Cracker Barrel or its officers. The Auditor shall not issue statements or make findings with regard to any act or omission of Cracker Barrel, except as required by the terms of this Order. The Auditor may only testify about this Order in Court regarding any matter relating to the implementation, enforcement, or dissolution of this Order.

         DUTIES OF AUDITOR

66. The Auditor's duties shall include the following: (a) auditing Cracker Barrel's compliance with all aspects of this Order; (b) auditing employee training required by this Order; (c) auditing the Testing Contractor's contract and the testing program established by the Testing Contractor; (d) auditing the Investigation Department and Cracker Barrel's handling of complaints as described in paragraphs 29 - 61; (e) preparing reports as required by paragraph 107 of this Order;
         (f) reviewing aggregate data on customer complaints in order to detect potential problems or patterns; (g) making periodic requests for documents, which Cracker Barrel shall provide on a regularly-scheduled basis, that are relevant to the Auditor's oversight duties concerning customer discrimination policies and practices; (h) providing information to the United States concerning Cracker Barrel's compliance with all aspects of this Order as needed or requested; and (i) any other actions necessary to effectuate the provisions of this Order and not inconsistent with the scope of the Auditor's duties as set forth herein.

67. Cracker Barrel shall cooperate with the Auditor in all requests that the Auditor in good faith deems appropriate to the successful completion of his or her duties as outlined in this Order. During the term of this Order, the Auditor shall have unrestricted access to and, upon request made to Cracker Barrel, receive copies of any documents and databases relating to the implementation of this Order. For the purposes of this Order, Cracker Barrel shall not assert against the United States, the Auditor, the Training Provider, or the Testing Contractor any privilege (including but not limited to the attorney-client and attorney work-product privileges) regarding (a) any statements, reports, summaries, recommendations, documents and/or other information and materials created or collected in the course of investigating customer discrimination complaints and as described in paragraphs 29 - 61 of this Order, even if one or more attorneys employed by Cracker Barrel are involved in the investigation and/or resolution of such complaints; or (b) any database containing information regarding customer discrimination complaints. In addition, no documents, information, or materials created, developed, modified, or collected in the course of implementing or enforcing this Order shall be subject to any privilege asserted against the United States, the Auditor, the Training Provider, or the Testing Contractor solely because one or more attorneys employed by Cracker Barrel are involved in the creation, development, modification, or collection of those materials. If Cracker Barrel claims a privilege for any documents falling within a request for documents made by the Auditor or the United States, Cracker Barrel shall provide a privilege log to the Auditor and the United States within five business days which identifies the document and the type of privilege claimed. If the United States or the Auditor disputes the claim of privilege, the parties shall attempt to resolve it using the Dispute Resolution Procedure described in paragraphs 101 - 104.

68. The Auditor may contact and interview Cracker Barrel employees as required by this Order or as the Auditor deems necessary or appropriate. The Auditor shall, with 72 hours prior written notice to Cracker Barrel, have access to all necessary staff and facilities to audit Cracker Barrel's compliance with the terms of this Order.

69. The Auditor and the United States may at any time consult regarding Cracker Barrel's compliance with this Order. The Auditor may choose to have those conversations confidentially.

70. In the event the Auditor determines that there is reasonable cause to believe that an act of customer discrimination based on race or color has occurred in violation of Title II or this Order, he or she shall first notify Cracker Barrel within ten (10) days of such determination and provide all relevant documents upon request. Cracker Barrel shall be afforded thirty (30) days to resolve the Auditor's concerns unless the Auditor believes the facts and circumstances require immediate action, in which case the Auditor need not afford Cracker Barrel the 30 days. If after 30 days, the matter is not resolved to the Auditor's satisfaction, he or she shall report the matter to counsel for the United States in writing within ten (10) days and provide all relevant documents upon request. If the matter is resolved to the Auditor's satisfaction, he or she shall nevertheless report the matter to the United States in writing within ten (10) days and provide all relevant documents upon request. Once the matter has been referred to the United States, the parties and the Auditor shall attempt to resolve it using the Dispute Resolution Procedures described in paragraphs 101 - 104. Neither this Section nor any provision of this Order shall permit the Auditor to challenge Cracker Barrel's decisions to litigate or to settle actual or threatened litigation, or the monetary terms of such settlements, arising out of any customer discrimination claim. However, no Cracker Barrel settlement of any actual or threatened customer discrimination litigation shall contain any provisions that would limit the plaintiffs', complainants' or witnesses' right or ability to provide information regarding the underlying facts relating to such litigation.

71. In the event the Auditor believes that Cracker Barrel has not appropriately addressed any of the Auditor's concerns regarding any aspect of compliance explicitly referenced in this Order, the Auditor shall first notify Cracker Barrel in writing within five (5) days of such determination. If, after five (5) days, the matter is not resolved to the Auditor's satisfaction, he or she shall immediately report the matter to counsel for the United States in writing and provide all relevant documents upon request. If the matter is resolved to the Auditor's satisfaction, he or she shall nevertheless report the matter to the United States in writing within ten (10) days and provide all relevant documents upon request. Once the matter has been referred to the United States, the parties and the Auditor shall attempt to resolve it using the Dispute Resolution Procedures described in paragraphs 101 - 104.

72. Throughout the term of this Order, the Auditor, after consultation with the United States and Cracker Barrel, shall schedule meetings or teleconferences at times and places designated by the Auditor for the purpose of assessing the progress of the Order, discussing any outstanding disputes or other issues regarding the Order's implementation, and/or devising ways that the Order's goals can be more effectively achieved. The parties and the Auditor shall meet no less than every three months during the first year of the term of this Order, and no less than every six months in subsequent years of the term of this Order.

INTERNAL EDUCATION PROGRAM

73. For the duration of this Order, Cracker Barrel shall provide training for all Cracker Barrel managers and operations employees in their duties to refrain from, report, and address discrimination against customers on the basis of race or color. To fulfill this obligation, Cracker Barrel shall include instruction regarding the duties of Cracker Barrel and its managers and operations employees under Title II and this Order in all relevant written training materials and training sessions as set forth herein. In addition, Cracker Barrel shall take the steps described below.

NOTIFICATION TO EMPLOYEES

74. Within 15 days of the effective date of this Order, Cracker Barrel shall distribute to all employees its revised nondiscrimination policy statement, as set forth at Attachment A.

75. Within thirty (30) days of the effective date of this Order, Cracker Barrel shall provide a copy of its revised nondiscrimination policy statement, as well as a summary of this Order (as set forth in Appendix
         C), to all Cracker Barrel managers.

76. Within thirty (30) days of the effective date of this Order, Cracker Barrel shall secure from each employee a signed copy of the statement set forth in Appendix D acknowledging that the person signing it has received, read, and understood the applicable materials described in paragraphs 74 and 75.

77. With regard to any Cracker Barrel manager or operations employee who begins his or her employment or agency relationship during the term of this Order, Cracker Barrel shall comply with the provisions of paragraphs 74 - 76 within ten (10) days.

         TRAINING PROVIDER

78. To effectuate the requirements of this section, Cracker Barrel will hire an organization ("Training Provider") to assist in the development of training for all managers and to develop and conduct training for all members of its Investigation Department, as well as individuals who staff its Guest Relations Department. Cracker Barrel will continue to provide its own internal customer nondiscrimination training to its non-management employees.

79. Within fifteen (15) days after the retention of an Auditor, Cracker Barrel, in consultation with the Auditor and the United States, shall select a Training Provider. The Training Provider shall have experience related to compliance with federal civil rights laws in a customer service setting, and experience in training managers and employees concerning such issues.

80. If the United States objects, which objection shall not be unreasonably made, the parties shall confer and endeavor to resolve those objections or find an alternative Training Provider acceptable to both parties. If the parties are unable to reach agreement on a Training Provider within sixty (60) days of the hiring of an Auditor, each party shall submit the names of two Training Providers meeting the criteria described above, along with resumes or curricula vitae and cost proposals, to the Court and the Court shall appoint the Training Provider from among the names submitted. The Court may consider the Auditor's views on the Training Provider in making its decision.

81. The Training Provider shall provide Cracker Barrel and the Auditor with a detailed written description of the proposed training. This description shall include provisions to effectuate the training requirements of this section, and shall describe the proposed content of the training as well as information about where, when, by whom, and to whom the training will be provided. Cracker Barrel shall bear all costs and fees associated with the requirements of this section, and the Auditor shall be consulted in the creation of such training.

82. The Auditor may personally observe all training provided to employees except the annual training provided at Cracker Barrel's management retreat (paragraph 83), at which both audience and presenters will be videotaped and the videotapes provided to the Auditor for review.

         EMPLOYEE TRAINING PROGRAM

83. Cracker Barrel shall require all managers except Associate Managers and Senior Associate Managers to attend in person a managers' training workshop on nondiscrimination in the provision of public accommodations in or around September 2004 and annually thereafter during the life of this Order. The managers' training workshop, which shall last not less than two hours in 2004 and not less than sixty (60) minutes each successive year of this order, shall spend that time discussing managers' duties and obligations under Title II and this Order and shall cover at a minimum the following: (a) instruction on the requirements of all applicable federal public accommodations laws (including but not limited to Title II and 42 U.S.C. ss. 1981); (b) a review of Cracker Barrel's customer nondiscrimination policy statement;
         (c) notification that Cracker Barrel cannot and will not reprimand, penalize, or otherwise retaliate in any way against any employee who in good faith opposes or reports alleged customer discrimination based on race or color; (d) instruction regarding procedures designed to ensure that neither race nor color enters into the process of making decisions concerning the treatment and/or service of customers; (e) instruction regarding requirements of reporting customer complaints internally, including specific instruction on eliciting information from customers to determine appropriately whether a complaint "involves or is suspected to involve alleged discrimination based on race or color;" (f) a discussion of the business advantages of serving all persons on a nondiscriminatory basis; (g) instruction on managers' responsibilities to ensure that employees under their supervision are complying with the public accommodations laws and this Order; (h) training in racial sensitivity, via role playing, to situations that might be indicators of discriminatory treatment; (i) training in dealing with customer complaints made in the store; (j) instruction that STARS and "Pleasing People" apply equally to all customers; and (k) a question and answer session for the purpose of reviewing each of the foregoing areas. Within ninety (90) days of each year's managers' training workshop, all Associate Managers and Senior Associate Managers shall review a videotape of the most recent managers' training workshop and engage in an in-person question-and-answer session concerning the same with their District Manager. In addition, all managers will view the videotape or complete the e-learning module described in paragraph 84 annually during the term of this Order.

84. Cracker Barrel shall require all operations employees who are not managers to take a non-managers' training workshop within sixty (60) days of the retention of the Auditor. Such operations employees may attend such training in person, may view a videotape of such training or may complete an e-learning module covering the same material. The non-managers' training workshop, which shall last no less than forty-five
         (45) minutes (or shall take at least forty-five (45) minutes to complete, if it is an e-learning module), shall spend that time discussing operations employees' duties and obligations under Title II, 42 U.S.C.ss.1981, and this Order and shall include the minimum requirements described in parts (a)-(e) and (j) of the preceding paragraph. In addition, the videotape or e-learning module should include scenarios involving customer discrimination and offer alternative ways of handling the situations consistent with Title II. The videotape or e-learning module shall also include a statement by a senior manager that he/she has taken similar training and considers it important.

85. As a condition of advancement (including PAR level advancement) or any lateral change in position, operations employees shall successfully complete an e-learning module training program, or other appropriate training program, that covers specific incidents of customer discrimination, such as preferential seating based on race, table swapping based on race, poor service due to race, customers requesting servers of a certain race or expressing a desire not to sit near groups of a certain race, etc. The e-learning module or other training shall stress the importance of equal treatment of customers to Cracker Barrel and shall include a statement by a senior manager that he/she has taken similar training and considers it important.

86. All Cracker Barrel managers who begin their employment or agency relationship during the term of this Order must attend in person, within ninety (90) days of the beginning of their employment or agency relationship, a managers' training workshop that discusses managers' duties under Title II and this Order and includes all elements, (a) through (k), described in paragraph 83. This workshop shall spend not less than ninety (90) minutes discussing these topics.

87. All Cracker Barrel managers who are newly promoted to their managerial positions during the term of this Order must attend in person, within ninety (90) days of their promotion, the managers' training workshop described in the previous paragraph.

88. All Cracker Barrel operations employees who are not managers and who begin their employment or agency relationship during the term of this Order shall, within sixty (60) days of the commencement of their employment or agency relationship, take a non-managers' training workshop. Operations employees who are not managers may attend such training in person, may view a videotape of such training or may complete an e-learning module covering the same material. The non-managers' training workshop, which shall last no less than forty-five (45) minutes (or shall take at least forty-five (45) minutes to complete, if it is an e-learning module), shall discuss operations employees' duties and obligations under Title II, 42 U.S.C. ss. 1981, and this Order and shall include the minimum requirements described in parts (a)-(e) and (j) of paragraph 83. In addition, the videotape or e-learning module should include scenarios involving customer discrimination and offer alternative ways of handling the situations consistent with Title II. The videotape or e-learning module shall also include a statement by a senior manager that he/she has taken similar training and considers it important.

89. The content of: 1) the managers' training workshop; 2) the non-managers' training workshop (and/or videotape and/or e-learning module) 3) the Guest Relations (or equivalent contract employees') training; and 4) the Investigation Department training, shall be provided to the Auditor and the United States at least twenty (20) days before they are used. Substantive revisions to these training workshops during the term of this Order shall be provided to the Auditor at least ten (10) days before they are used.

90. Cracker Barrel shall require appropriate training to cover diversity issues and the proper handling of customer complaints potentially involving alleged customer discrimination for all headquarters or regional operations employees with responsibility for receiving customer complaints within thirty (30) days of the retention of the third-party trainer selected by Cracker Barrel in consultation with the Auditor and the United States. In addition, all newly-hired headquarters and regional operations employees who have responsibility for receiving customer complaints will receive similar training within 30 days of their hire date. For purposes of this paragraph, operations employees with responsibility for receiving customer complaints shall include, but not be limited to, employees who answer calls to the company's toll-free Guest Relations number and employees who process written customer complaints, including complaints sent by regular mail, facsimile, or e-mail. This training shall include, but not be limited to, training on the proper intake of customer complaints, including how to identify suspected race discrimination, what questions to ask of complainants and other witnesses, and how to respond when race discrimination is alleged; training on how to code complaints of suspected discrimination; and record-keeping and reporting requirements.

91. All Investigation Department employees and employees covered by the preceding paragraph shall be required to complete a written or e-learning test to assess their knowledge of Cracker Barrel's customer discrimination policy. At the beginning of any training required by paragraphs 60 and/or 90, each such employee shall complete a pre-assessment test to help identify gaps in the employee's knowledge of Cracker Barrel's policy. Trainers shall review these pre-assessment tests and ensure that the training program addresses those gaps. At the completion of each training required by this Order, each such employee shall complete a post-assessment test. The post-assessment test shall be corrected at the training and the employee shall be immediately re-trained on any questions that were not answered correctly. The pre- and post-assessment tests shall be developed in consultation with the Auditor.

92. Cracker Barrel shall require each manager or operations employee who completes training pursuant to this Order to complete a tracking log entry. The log shall include the employee's name, the employee's position, the date of the training, the subject matter of the training, and the employee's signature. A copy of all tracking logs shall be maintained at Cracker Barrel headquarters for the duration of the Order.

TESTING

93. Cracker Barrel, in consultation with the Auditor and the United States, shall develop and implement a testing program to audit and monitor Cracker Barrel's compliance with federal public accommodations laws and this Order. The testing program will require 250 tests of Cracker Barrel stores in the first year of this Order. In the second year, this testing program will require 200 tests. In the third year, this testing program will require 170 tests, unless the Auditor, in consultation with the Testing Contractor and the parties, determines that: (1) Cracker Barrel has responded appropriately to the results produced by the testing program; and (2) the testing program has not revealed any new or continuing trends or patterns of customer discrimination. If the Auditor determines both conditions are met, and the Testing Contractor and parties agree, the number of tests in the third year may decrease to 150. In the fourth year, the Auditor, in consultation with the Testing Contractor and the parties, shall set the level of testing at an appropriate level between zero and 125 tests, based upon consideration of the two factors set forth above. In the fifth year of the decree, if any, the Auditor, in consultation with the Testing Contractor and the parties, shall set the level of testing at an appropriate level between zero and 100 tests. However, if the total number of Cracker Barrel stores increases to more than 600 in any year during the term of this Order, then the maximum number of tests permitted will increase in that and following years to a number that is 20 percent higher than the numbers for those years cited in this paragraph. In addition, the testing program shall also include at least 50 telephone tests of Cracker Barrel's complaint line each year for the duration of this Order to monitor compliance with this Order. Cracker Barrel shall bear all costs, fees, and expenses associated with the development and implementation of this testing program.

94. The test procedures shall be developed, and the tests conducted, by an independent company or organization ("Testing Contractor") that has expertise in conducting paired testing for potential civil rights violations, including public accommodations, and is wholly independent of Cracker Barrel. The United States shall fully disclose all dealings between the Testing Contractor and the Civil Rights Division of the Justice Department.

         SELECTION OF TESTING CONTRACTOR

95. Cracker Barrel, in consultation with the Auditor and the United States, shall enter into a contract with a Testing Contractor that is consistent with the terms of this Order within ninety (90) days after the retention of the Auditor. If the United States objects, which objection shall not unreasonably be made, the parties shall confer and endeavor to resolve those objections or find an alternative Testing Contractor acceptable to both parties. If the parties are unable to reach agreement on a Testing Contractor within sixty (60) days of the hiring of an Auditor, each party shall submit the names of two testing contractors meeting the criteria described above, along with resumes or curricula vitae and cost proposals, to the Court and the Court shall appoint the testing contractor from among the names submitted. The Court may consider the Auditor's views on the proposed testing contractors in making its decision. The contract shall oblige the Testing Contractor to provide an adequate number of trained individuals to serve as testers and to conduct the tests described in paragraph 93.

96. Test procedures developed by the Testing Contractor shall be submitted to the United States for approval and the Auditor for review prior to the beginning of the testing program.

97. At no time shall any employee, agent or officer of Cracker Barrel be provided with any information concerning a test site, location, procedure or test plan prior to the completion of the test. At no time shall the Testing Contractor or Auditor disclose to any employee, agent, or officer of Cracker Barrel the identities of individual testers, or any information that would reveal the identities of individual testers; this provision ensures that testers can continue to be used on compliance tests at multiple locations without compromising the integrity of the testing process.

98. The results of all tests conducted by the Testing Contractor pursuant to this section, along with supporting documentation, shall be reported to the Investigation Department and the Auditor within thirty (30) days of the conclusion of completed tests. The Testing Contractor, however, need not report its results within thirty days if follow-up tests are required to verify a testing result and premature reporting of earlier results would compromise the testing process. Where testing results indicate a possible violation of this Order, the Investigation Department shall conduct an investigation of the facts and circumstances underlying such conduct within thirty (30) days of receipt of the testing evidence. Within fifteen (15) days of the completion of the Investigation Department's investigation, the Regional Vice-President/District Manager for the affected store shall provide the Auditor with a report containing the investigation results and Cracker Barrel's conclusions, recommendations and timetable for implementation of appropriate actions. Cracker Barrel shall implement these recommendations within fifteen (15) days, unless the Auditor objects, in which case the parties shall use the Dispute Resolution Procedure described in paragraphs 101 - 104. The Auditor shall advise the United States of all pertinent findings and developments in periodic reports described at paragraph 107.

99. The Auditor and the United States may provide the Testing Contractor with any information received about customer complaints with the exception of information that would specifically identify the individuals making complaints.

100. The United States may also take steps to monitor Cracker Barrel's compliance with this Order, including performing its own testing at its own expense at any time and at any Cracker Barrel location.

DISPUTE RESOLUTION PROCEDURE

101. Subject to the provisions of paragraphs 67, 70 and 71, if differences arise between any of the parties and/or the Auditor regarding Cracker Barrel's compliance with, interpretation of, or implementation of the terms of this Order, the parties shall endeavor to resolve such differences among themselves before seeking the intervention of the Court.

102. The party believing there is a dispute shall make a good faith attempt to confer by telephone with the other party and the Auditor to ascertain whether there is in fact a dispute, and to attempt to resolve that dispute through informal means. If either party believes that a dispute still remains after that oral conference, or if the party has been unable to confer by phone following good faith attempts, the party raising the issue shall notify the other party in writing of the issue in dispute, and the facts and circumstances relied upon in asserting its position.

103. The parties shall wait at least thirty (30) days after the written notification of a dispute before bringing such dispute to the Court, unless the party bringing such dispute to the Court believes that the facts and circumstances require immediate Court action.

104. In the event of a failure by Cracker Barrel to perform in a timely manner any act required by this Order or otherwise to act in conformance with any provision thereof, and if the Dispute Resolution Procedures are unsuccessful, the United States may move this Court to impose any remedy authorized by law or equity.

NOTICES

105. For purposes of this Order, all notices and communications addressed to the United States shall be delivered by United States mail to: U.S. Department of Justice, Civil Rights Division, Chief - Housing and Civil Enforcement Section, 950 Pennsylvania Ave., NW , Washington, DC 20530, with the note: "Attention: DJ 167-19-205." Such notices and communications shall also be delivered by fax to the United States, Chief - Housing and Civil Enforcement Section, at fax number 202-514-1116. All notices and other communications addressed to Cracker Barrel under this Order shall be in writing and delivered by United States mail to Cracker Barrel Old Country Store, Inc., P.O. Box 787, Hartmann Drive, Lebanon, TN 37088, for the attention of Michael Zylstra, General Counsel, and by fax at fax number (615) 443-9107. The parties may from time to time change their addresses and/or telephone numbers for the purposes of this section by providing written notice of such changes to the other parties.

REPORTING, RECORDKEEPING AND ACCESS

106. Ninety (90) days following entry of this Order and every three (3) months for the remainder of the first year of this Order, and thereafter every six (6) months until this Order is terminated, Cracker Barrel shall provide the Auditor, with a copy to the United States, a status report delineating all steps taken during the reporting period to comply with each provision of this Order.

107. The Auditor shall provide to the parties written reports, on a periodic basis, detailing Cracker Barrel's compliance with and implementation of each provision of this Order. During the first year of this Order, the Auditor shall issue a report on a quarterly basis. During the second year and for the remainder of the Order, the Auditor shall issue such reports every six months. In preparing such reports, the Auditor shall include a review and analysis of, inter alia, the following information:

         1. The results of, and responses to, all testing completed during the preceding period;

         2. Statistical information on the number and types of customer complaints involving allegations of discrimination based on race or color during the time period, as well as on any other customer complaints which the Auditor has reviewed, the timeliness of the investigations, the disposition, and any remedial measures, including changes in procedures, remedial training, counseling and/or discipline; and

         3. Discipline, remedial training, mandatory counseling, and terminations actually imposed as a result of each complaint.

108. During the term of this Order, Cracker Barrel and the Auditor shall maintain all documents and/or records (including electronic, video, audio, and/or computerized documents and/or records as well as written and/or printed documents and/or records) that are created, generated, or received that pertain to the subject matter or the implementation of this Order, including any documents provided to Cracker Barrel or the Auditor by the other entity or by a non-party to this case.

109. For the duration of this Order, the United States shall have full access to all non-privileged records (as set forth in paragraph 67) related to compliance with the Order. The Auditor and Cracker Barrel shall make all such records available to the United States for inspection and copying upon request of the United States.

110. Subject to the provisions of Paragraph 82, the Auditor may attend any of the training sessions described in paragraphs 60 and 83 - 91, without prior notice to Cracker Barrel.

TERM AND ADMINISTRATION OF CONSENT ORDER

111. The provisions of this Order are effective immediately upon the entry of the Order and for a period of five (5) years thereafter, unless the Court grants a joint motion by the parties to terminate the Order prior to that date. Cracker Barrel may propose such a joint motion at any time after the Order has been in effect for four (4) years, if the Auditor has found the defendants to be in substantial compliance with the terms of the Order for two years, including making the findings described in paragraph 93. The United States shall not unreasonably refuse to move jointly with Cracker Barrel for termination of this Order.

112. The Court shall retain jurisdiction for the duration of this Consent Order to enforce the terms of the Order, after which time the case shall be dismissed with prejudice. The United States may move the Court to extend the duration of the Order in the interests of justice.

113. Any time limits for performance imposed by this Order may be extended by the mutual agreement of the parties.

114. This Order constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein, and there are no covenants, terms or conditions, express or implied, other than as set forth or referred to herein. No party has made any representation, oral or written, modifying or contradicting the terms of this Order.

115. The parties acknowledge that certain information provided pursuant to this Order is required for the sole purpose of auditing, investigating and enforcing Cracker Barrel's compliance with Title II of the Civil Rights Act and this Order. All such records, reports and other documents maintained or produced pursuant to the terms of this Order shall be kept confidential, except that they may be used and/or disclosed solely for the purposes of this Order, including any proceedings before the Court. The Auditor and the United States share an interest in the candid discussion of matters related to the implementation of this Order. As such, they shall not disclose such information to any person not a party to this Order, except as is reasonably necessary to enforce, monitor or administer the provisions of this Order or to comply with otherwise applicable laws. If any person not a party to this Order seeks to obtain any such material from the United States under the Freedom of Information Act, the Civil Rights Division will assert all applicable exemptions pursuant to 5 U.S.C. ss. 552, 28 C.F.R. part 16 and the Privacy Act of 1974. Any inadvertent disclosure of such confidential information to a person not a party to this Order shall not constitute a violation of this Order unless such disclosure was willful. If Cracker Barrel receives any requests to disclose these confidential communications (whether written or oral) during the term of this Order or for a period of three years thereafter, Cracker Barrel may move this Court to rule on those requests, regardless of the forum in which such a request is made, provided that Cracker Barrel provides appropriate notice to the requestor.

It is so ORDERED this _____ day of ______, 2004.




                                                 ----------------------------
                                                 United States District Judge

The parties consent to the entry of this Order as indicated by the signatures of counsel below:

FOR THE PLAINTIFF UNITED STATES:

                                                 JOHN ASHCROFT
                                                 Attorney General


                                                 -----------------------
    WILLIAM S. DUFFEY, JR.                       R. ALEXANDER ACOSTA
    United States Attorney                       Assistant Attorney General
                                                 Civil Rights Division

--------------------------                       -------------------------
By: AMY L. BERNE                                 STEVEN H. ROSENBAUM
      (Ga. Bar No. 006670)                       Chief
    LAURA S. KENNEDY                             Housing and Civil
    Assistant United States                        Enforcement Section
      Attorneys                                  Civil Rights Division
    75 Spring Street, SW
    Room 600                                     -------------------------
    Atlanta, GA 30303                            DONNA M. MURHPY
    (404) 581-6261                               Deputy Chief
    (404) 581-6150 (fax)                         Housing and Civil
                                                 Enforcement Section


                                                 --------------------------
                                                 DEBORAH A GITIN
                                                 ALLEN W. LEVY
                                                 NANCY F. LANGWORTHY
                                                 Trial Attorneys
                                                 Housing and Civil
                                                   Enforcement Section
                                                 Civil Rights Division
                                                 U.S. Department of Justice
                                                 950 Pennsylvania Ave., NW
                                                 Washington, DC 20530
                                                 (202) 305-2020
                                                 (202) 514-1116 (fax)

FOR THE DEFENDANT CRACKER BARREL OLD COUNTRY STORE, INC.:


Cracker Barrel Old Country Store, Inc.



----------------------------------
By:    MICHAEL J. ZYLSTRA
       Vice President, General Counsel
       And Corporate Secretary
       P.O. Box 787
       Hartmann Drive
       Lebanon, TN 37088
       (615) 444-5533
       (615) 443-9279



Ashe, Rafuse & Hill, LLP



----------------------------------
By:    LAWRENCE R. ASHE, JR.
       Georgia Bar No. 024500
       NANCY E. RAFUSE
       Georgia Bar No. 621717
       DAVID E. GEVERTZ
       Georgia Bar No. 292430
       1355 Peachtree Street, N.E.
       Suite 500
       Atlanta, Georgia 30309-3232
       (404) 253-6000
       (404) 253-6060 (fax)

                                   APPENDIX A

              CRACKER BARREL'S NON-DISCRIMINATION POLICY STATEMENT

         It is Cracker Barrel's policy, fully consistent with federal, state and local law, that no Cracker Barrel employee may discriminate against any Cracker Barrel guest or would-be guest on the basis of race or color.(1)

         For instance, Cracker Barrel policy prohibits: (1) providing preferential seating based on race or color; (2) seating guests out of order based on race or color; (3) seating guests of a certain race or color in a certain part of the restaurant on the basis of their race or color; (4) refusing to serve guests based on race or color, including trading tables with other servers to avoid serving guests based on race or color; (5) providing slower or less courteous service to guests based on race or color; (6) making any racially offensive comments, including assertions that certain races or groups tip worse than others. This list is for example only and is not exhaustive.

         Cracker Barrel's policy of "Pleasing People" does not include accommodating customer or employee prejudices based on race, or color.

         Any Cracker Barrel employee who observes what he or she thinks may be a violation of this policy MUST report it to a store manager, district manager, regional manager, or to Cracker Barrel's Home Office (1-800-333-9566). Any employee found to have violated this policy (including failing to report a violation that he or she observed) will be subjected to severe discipline up to and including immediate termination. In addition, any Cracker Barrel employee may report a violation of this policy to the applicable local, state or federal enforcement agencies, including the Civil Rights Division of the United States Department of Justice (1-800-896-7743 or 1-202-514-4713).

         Cracker Barrel and its employees cannot and will not reprimand, penalize, or otherwise retaliate in any way against any employee who, in good faith, opposes or reports alleged discrimination, either to Cracker Barrel or to the applicable local, state or federal enforcement agencies. Any employee found to have retaliated against another employee who opposed or reported discrimination will be subjected to severe discipline up to and including immediate termination.


-----------------
        (1) Cracker Barrel may include, in its discretion, additional protected classes in this policy statement.

                                   APPENDIX B

                     CRACKER BARREL CUSTOMER COMPLAINT FORM

At Cracker Barrel, we aim to please all of our guests, all of the time. We understand that you were dissatisfied with a recent visit to one of our stores. In order to help us provide consistent quality service, please take a few moments to advise us as to how we can do better and help us to fully investigate your complaint:

ABOUT YOU:

    1.   Name: _________________________________________________________________
               Last                      First                  Middle

    2.   Home Address: _________________________________________________________
                       Street Address        City             State       Zip

    3.   Phone number where we can reach you during business hours:  (      )

       _________________


ABOUT YOUR VISIT:

    1.   When did you visit us?  _______________  ___________________  a.m./p.m.
                                      Date                Time

    2.   Which Cracker Barrel Location did you visit?

         City: ______________________________ State:  ______________

         Interstate: ________________________ Exit No.: ____________


   3. Because our staff may not know you by name, please describe what you and your party look like (i.e., gender, age, race, etc.):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

NATURE OF YOUR COMPLAINT:

    1.   Were you upset about (check one or more):
         (a)      The manner or place in which you were seated? ___________
         (b)      The quality of your food? ____________
         (c) The manner in which you were served, or the time it took to serve you? ___________
         (d)      Your interaction with a Manager?___________
         (e)      Your bill? ___________

GENERAL
    1.   Why do you think you had this disappointing experience?
          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________


Please take a moment to help us understand more about your complaint by completing the applicable portions:


     IF YOU HAD A COMPLAINT ABOUT SEATING:

    1.   Please describe the general nature of the complaint.
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

    2.   What is the name of your host/ess?  ___________________________________
         (If you cannot recall, please describe him/her, including gender, approximate age, race, etc.):
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

   3.    Did you request:  Smoking ____   Nonsmoking ____  First Available _____

   4.    Did you make any special seating request?  _____   _____  If so, what?
                                                     Yes      No
         _______________________________________________________________________

   5.    Number of people in your party.  ______________________________________

   6.    Was there a wait to be seated when you arrived?   Yes _____   No ______

   7.    How long were you told it would take for your party to be seated? _____

   8.    How long did it take for your party to be seated? _____________________


         IF YOU HAD A COMPLAINT ABOUT FOOD:

   1.    What did the people in your party order to eat?
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

   2.    Please explain the general nature of your complaint:
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

   IF YOU HAD A COMPLAINT ABOUT SERVICE:

   1.    What is the name of your server?  _____________________________________
         (If you cannot recall, please describe him/her, including gender, approximate age, race, etc.):
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

   2. Do you have a complaint about the time it took your server to serve you? If so, please explain:
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

   3. Do you have a complaint about the way your server treated you? If so, please explain:
         _______________________________________________________________________
         _______________________________________________________________________

         _______________________________________________________________________
         _______________________________________________________________________


   4.    Number of people in your party:________________________________________

             No. of adults: ________            Approximate ages: ____________

             No. of children: ________          Approximate ages: ____________



     IF YOU HAD A COMPLAINT ABOUT A MANAGER:

   1.    Did you or anyone in your party speak to a manager during your visit?
         _______________________________________________________________________

   2.    If so, what was his/her name?  ________________________________________

         (If you cannot recall, please describe him/her, including gender, approximate age, race, etc.):
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

   3.    What did you tell the manager?
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

   4.    How did the manager respond?
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

   5.    Were you satisfied with the manager's response?  ________  If no, why not?
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

     IF YOU HAD A COMPLAINT ABOUT PAYMENT:

   1.    Do you have a complaint about the bill?  __________  If so, please explain:
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

   2. Did anyone in the party use a credit/debit card to pay for their meal? If so, whose name appears on the card?
         _______________________________________________________________________


   GENERAL


   1. Was this your first visit to a Cracker Barrel? ________ If not, how often do you eat with us?
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________


   2. Was this your first visit to this Cracker Barrel? _______ If not, how many times have you visited this location?_____________________________
         _______________________________________________________________________


   3.    Is there anything else you want us to know?
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________


                            PLEASE MAIL THIS FORM TO:
                                 ADDRESS FOR GR

                                   APPENDIX C

                              Consent Order Summary

As a part of our Agreement with the Department of Justice, Cracker Barrel Old Country Store will:

o        Create and adopt a revised guest non-discrimination policy;

o Explain the revised non-discrimination policy to company managers and hourly employees;

o        Tell the public about the revised non-discrimination policy;

o Improve our guest non-discrimination training program for managers and hourly employees;

o Create a new Department to investigate guest complaints of discrimination;

o        Hire an Auditor to audit Cracker Barrel's compliance with the Order;
         and

o Set up a Testing Program to test Cracker Barrel's compliance with this Order.


1.       Creation and adoption of a revised non-discrimination policy.

Pursuant to the Consent Order, we have revised the guest non-discrimination policy. The policy has already been adopted and is currently published in the new-hire paperwork. The policy is attached to this Summary.

2.       Communication to company managers and employees.

Within thirty (30) days, the revised non-discrimination policy must be: posted in the employee break room at each location; included in future publications of the Employee Handbook; placed in all PAR materials; and placed on the company web site. Within fifteen (15) days, the company shall provide a copy of the revised non-discrimination policy to all of its employees. The company will then have an additional fifteen (15) days to secure a signed acknowledgment from each employee, verifying that he or she has received, read and understood this policy.

3.       Communication to the public

Within thirty (30) days, each Cracker Barrel Old Country Store(R) location will post a sign in the vestibule (the entryway between the outer and inner doors of each restaurant) which states the following:

In the spirit of pleasing people, we invite everyone regardless of race, color, disability, or national origin, to enjoy our restaurant and old country store. Since 1969, we have tried our best to provide food and service in ways that uphold our traditions of genuine quality. If you feel we have not delivered on this promise, please let us know. 1-800-333-9566 or www.crackerbarrel.com (Drop Us A Line).

We will also post our toll-free number and/or web site on one of the table tents on every table and at the bottom of each guest's receipt.

4. Implementation of an Enhanced Training Program for Management and Hourly Employees

We have also agreed to enhance our training program for management and hourly employees by providing more specialized training with respect to the identification and handling of discrimination complaints. Beginning with the 2004 annual GM convention, all general managers and district managers will be required to attend a manager's training workshop at which such training will be conducted. This workshop will be held during the annual convention. All Associate and Senior Associate managers will view a videotape of this training workshop and attend a question-and-answer session that will be facilitated by the district manager. All managers will also be required to complete the Guest Relations e-learning module on an annual basis.

All hourly employees will be required either to view a videotape of public accommodations training or complete an e-learning module covering the same material. In addition, all hourly employees will be required to successfully complete the e-learning module training program in order to advance through PAR or change positions within the system.

All managers hired after the institution of this program will attend a manager's training workshop within ninety (90) days of hire. All hourly employees hired after the institution of this program will view the videotape and/or successfully complete the Guest Relations e-learning module.

5.       Creation of the Investigation Department

Beginning in Fiscal Year 2005, all customer complaints based on race, color, or national origin will be handled by a newly-created Investigation Department. Although managers will still be allowed to address any concerns of customers who make discrimination complaints at the store level, managers will no longer be responsible for investigating customer complaints. Managers are required to: (a) accept complaints, either from the person affected or from any third party; (b) to obtain all relevant information relating to the alleged discriminatory conduct (including the race of the customer(s) and witness(es), if any); and (c) to report the information to the Investigation Department within 24 hours of the incident - even if the complaint has been satisfactorily resolved by the manager. Additionally, if it is determined that it is not feasible for an employee of the Investigation Department to conduct in-person interviews of individuals involved in the alleged conduct, an investigator may direct a manager to conduct the in-person interviews based on questions prepared by the investigator prior to the interview. The Investigation Department will have the responsibility and the power to thoroughly investigate all customer complaints involving or suspected to involve alleged discrimination based on race or color. All managers are required to cooperate to the fullest extent possible with these investigations.

6.       Retention of an Auditor

Cracker Barrel will hire an Auditor to: periodically review reports generated by the Investigation Department; review the training material and various policies and procedures relating to the identification and handling of customer complaints based on race and color; and audit its overall compliance with the Consent Order.

All managers are required to cooperate to the fullest extent possible with the Auditor and/or the Auditor's representatives.

7.       Participation in a Testing Program

Cracker Barrel will participate in a store-level testing program to ensure that the policies and procedures discussed above are being implemented in the field. While the primary focus will be to analyze the company's compliance with its internal policies and procedures regarding non-discrimination, the program may also analyze other operational issues which Senior Management of the company deems appropriate for testing (e.g., the time it takes to be greeted by the server, the time it takes to receive food, whether the food was the appropriate temperature when served, etc.).

                                   APPENDIX D

[MANAGER VERSION]

         I HAVE BEEN GIVEN, READ, AND UNDERSTAND: (1) CRACKER BARREL'S NON-DISCRIMINATION POLICY STATEMENT; AND (2) A SUMMARY OF THE CONSENT DECREE ENTERED IN UNITED STATES OF AMERICA V. CRACKER BARREL OLD COUNTRY STORE, INC., NORTHERN DISTRICT OF GEORGIA, CIVIL ACTION NO. XXXXXX. I FURTHER UNDERSTAND THAT FEDERAL LAW GUARANTEES THAT NO PERSON MAY BE DENIED, ON ACCOUNT OF THEIR RACE OR COLOR, THE FULL USE AND ENJOYMENT OF CRACKER BARREL GOODS, SERVICES, OR FACILITIES. I AGREE THAT, AS A CONDITION OF MY JOB, NEITHER I NOR ANY OTHER PERSON UNDER MY DIRECTION SHALL VIOLATE THIS POLICY.

         I DECLARE UNDER PENALTY OF PERJURY THAT THE FOREGOING IS TRUE AND CORRECT.

                                         ------------------------------
                                         [SIGNED]




[NON-MANAGER VERSION]

         I HAVE BEEN GIVEN, READ AND UNDERSTAND CRACKER BARREL'S
NON-DISCRIMINATION POLICY STATEMENT. I FURTHER UNDERSTAND THAT FEDERAL LAW GUARANTEES THAT NO PERSON MAY BE DENIED, ON ACCOUNT OF THEIR RACE OR COLOR, THE FULL USE AND ENJOYMENT OF CRACKER BARREL GOODS, SERVICES, OR FACILITIES. I AGREE THAT, AS A CONDITION OF MY JOB, I SHALL NOT VIOLATE THIS POLICY.

         I DECLARE UNDER PENALTY OF PERJURY THAT THE FOREGOING IS TRUE AND CORRECT.


                                         ----------------------------
                                         [SIGNED]